EXHIBIT A
JOINT FILING AGREEMENT
This Joint Filing Agreement (this “Agreement”) hereby confirms the agreement by and among all of the undersigned that the Schedule 13G to which this Agreement is attached as Exhibit A with respect to the beneficial ownership of the undersigned of shares Common Stock of Westport Innovations Inc. is being filed on behalf of each of the undersigned. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date: February 18, 2010	* Kevin Douglas

Kevin Douglas

Date: February 18, 2010	* Michelle Douglas

Michelle Douglas

Date: February 18 2010	* James E. Douglas III

James E. Douglas III

K&M Douglas Trust

Date: February 18 2010	* Kevin Douglas

	By:	Kevin Douglas
	Title:	Trustee

Date: February 18, 2010	* Michelle Douglas

	By:	Michelle Douglas
	Title:	Trustee

Douglas Family Trust

Dated: February 18, 2010	* James E. Douglas, Jr.

	By:	James E. Douglas, Jr.
	Title:	Trustee

Date: February 18, 2010	* Jean A. Douglas

	By:	Jean A. Douglas
	Title:	Trustee

James Douglas And Jean Douglas Irrevocable Descendants’ Trust

Date: February 18, 2010	* Kevin Douglas

	By:	Kevin Douglas
	Title:	Trustee

Date: February 18, 2010	* Michelle Douglas

	By:	Michelle Douglas
	Title:	Trustee

*By:	/s/ Eileen Davis Wheatman
Eileen Davis-Wheatman
Attorney-in-fact